Exhibit 10.1
FIRST AMENDMENT
TO
EMPLOYMENT AGREEMENT
     This First Amendment to Employment Agreement (the “Amendment”) is entered into as of August 1, 2006 by and between Elcom International, Inc., a Delaware corporation (the “Employer”), and John E. Halnen (the “Executive”) and amends the Employment Agreement between the Employer and the Executive dated as of December 21, 2005 (the “Agreement”). Capitalized terms used and not otherwise defined herein shall have the same meanings ascribed to them in the Agreement.
     WHEREAS, the Employer and the Executive desire to amend the Agreement to modify certain terms thereof;
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and with the specific intent to be bound hereby, the Employer and the Executive hereby agree as follows:
     1. Amendment of the Agreement.
          (a) Section 2.2 of the Agreement is hereby amended to read in its entirety as follows:
               “2.2 Term. Subject to earlier termination pursuant to the provisions of Section 6, the term of the Executive’s employment under this Agreement shall commence on the Effective Date and continue for two (2) years (the “Initial Term”) and shall automatically renew thereafter for successive one-year periods (each a “Renewal Term” and, together with the Initial Term, collectively referred to as the “Term”), unless either party provides the other party with sixty (60) days advance written notice prior to the expiration of the Initial Term or a Renewal Term, as the case may be, that either the Employer or the Executive desires to terminate this Agreement and Executive’s employment hereunder at the conclusion of such Initial Term or a Renewal Term.”
          (b) Section 3.1 of the Agreement is hereby amended to read in its entirety as follows:
               “3.1 Salary. The Employer shall pay to the Executive a base salary at the rate of Two Hundred Twelve Thousand Dollars ($212,000) per year; provided that, effective May 1, 2006, such base salary shall be increased to the rate of Two Hundred Fifty Six Thousand Dollars ($256,000) per year and, effective October 1, 2006, such base salary shall be increased to the rate of Three Hundred Thousand Dollars ($300,000) per year (the “Salary”). The Executive’s Salary will be paid in periodic installments in accordance with the Employer’s customary payroll practices.”
          (c) The first sentence of Section 5 of the Agreement is hereby amended to read in its entirety as follows:

               “The Executive will be entitled to five (5) weeks (or otherwise in accordance with the Employer’s vacation policies) of paid vacation each year during the Employment Period.”
     2. Effect on the Agreement. Except as expressly amended by this Amendment, the Agreement shall remain in full force and effect.
     3. Miscellaneous.
          (a) This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Amendment may be executed by facsimile signatures.
          (b) The section headings contained in this Amendment are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Amendment.
          (c) This Amendment shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts, without regard to conflict of law principles. The parties agree that any lawsuit between them arising under this Amendment shall be filed in any state court located in Norfolk County, Massachusetts, and each of the parties hereby agrees, acknowledges, waiving any and all objections, and submits itself to the exclusive jurisdiction and venue of such courts for the purposes of such lawsuit and agrees to accept service of process in accordance with the provisions for delivery of notice set forth in the Agreement.
     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

EMPLOYER: ELCOM INTERNATIONAL, INC.
By:	/s/ Sean P. Lewis
	Name:	Sean P. Lewis
	Title:	Chairman

EXECUTIVE:
/s/ John E. Halnen
John E. Halnen